Exhibit 99.1

           McAFEE, INC. REPORTS SECOND QUARTER REVENUE OF $245 MILLION

   NEW McAFEE BUSINESS GREW 32% YEAR OVER YEAR WITH DOUBLE DIGIT GROWTH ACROSS
                                   ALL REGIONS

     SANTA CLARA, Calif., July 28 /PRNewswire-FirstCall/ -- McAfee, Inc. (NYSE:
MFE) today announced that for the second quarter ended June 30, 2005, consolidated net revenue was $245 million. On a GAAP basis, McAfee's second quarter net earnings were $42 million, or $0.25 per share -- diluted. On a non-GAAP basis, second quarter net earnings were $52 million, or $0.31 per share -- diluted. Pro-forma operating margins for the second quarter improved to 26%, exceeding the stated goal of achieving a 25% pro-forma operating margin in 2005. GAAP operating margins were 19% for the quarter.

     Financial Highlights
     -- New McAfee revenue in the quarter grew by 32% year over year, with bookings increasing by 19% globally. For comparison purposes, new McAfee revenue excludes the Magic and Sniffer businesses sold in 2004 and the McAfee Research business sold in April 2005.
     -- New McAfee demonstrated double-digit year over year growth across all regions, with revenue increasing by 28% in North America, 20% in Europe, Middle East and Africa (EMEA), 53% in APAC, 117% in Japan and 83% in Latin America.
     -- Overall, McAfee consumer revenue in the quarter grew by 69% year over year to $116 million. Revenue from the online consumer services in the quarter grew by 90% year over year.
     -- The McAfee online consumer services added 2.1 million net new subscribers in the quarter, bringing the total number of unique subscribers to more than 13.1 million.
     -- McAfee revenue from small and medium sized businesses (SMBs) increased 15% year over year with bookings increasing by 16%.
     -- Deferred revenue grew by $27 million in the quarter to end the quarter at $641 million.
     -- McAfee ended the second quarter with cash and cash equivalents and investments of $1.073 billion. During the quarter McAfee generated approximately $103 million in cash from operations on a GAAP basis.

     Financial Outlook
     -- McAfee expects revenue for the third quarter of 2005 to be between $225 million and $245 million and non-GAAP net earnings of $0.28 per share at the middle of the range.
     -- McAfee is raising its full year 2005 revenue guidance to between $980 million and $1 billion and non-GAAP net earnings guidance to between $1.20 and $1.25 per share.

     "The McAfee team has driven exceptional company performance in the second quarter by strategically growing our business globally across all segments," said George Samenuk, chairman and chief executive officer of McAfee, Inc. "Our strategy of delivering proven, best-of-breed security solutions to global customers and business partners of all sizes continues to gain traction as demonstrated by the strong results in the first half of this year."

     Business Highlights
     -- In the quarter, McAfee acquired Wireless Security Corporation, a privately held company that offers innovative Wi-Fi security solutions to protect home and small business wireless networks from unauthorized access to a wireless network, its contents, or Internet service.
     -- Richard Decker joined the company in July as chief information officer. In this role he is responsible for all information technology activities, including leading the future direction of IT as a business driver.
     -- McAfee has continued its commitment to deliver solutions that enable proactive protection for customers of all sizes. Products and enhancements introduced in the quarter include:
          -- McAfee LinuxShield(TM) and McAfee NetShield(R) for NetWare anti-virus solutions, providing best-in-class virus protection to Open Enterprise Server, the latest versions of SUSE LINUX Enterprise Server-based operating systems and Novell NetWare. Both products also achieved Novell Yes! Certification.
          -- Streaming Updates for McAfee SpamKiller(R) and McAfee WebShield(R) Appliances, providing proactive spam updates every five to ten minutes.
          -- McAfee Entercept support for Red Hat Enterprise Linux 3, offering host-based intrusion prevention for Linux users.
          -- McAfee Foundstone Professional Services announced WSDigger 1.0, a new free open source tool designed to identify vulnerabilities in web services implementations. The tool automates black box web services security testing and is the first tool of its kind.
     -- McAfee partnered with Fujitsu to enhance McAfee Entercept to protect Fujitsu PRIMEPOWER (TM) servers. The partnership will provide advanced system security protection on mission-critical computing platforms.
     --   The McAfee consumer business expanded its partnership base, including:
          -- Scotia Bank in Canada is now offering a product bundle of McAfee VirusScan and McAfee Personal Firewall Plus to its on-line banking customers.
          -- Gateway/eMachines expanded its relationship with McAfee to include shipments of McAfee Anti-Spyware and McAfee VirusScan in the UK market.
          -- In the quarter, Toshiba began shipping McAfee consumer online services in North America.
          -- Hawaiian Telecom, a unit of Verizon Communications, began offering McAfee Internet Security Suite as part of their DSL offering.
          -- Willcom, the number one remote card manufacturer in Japan, will include a trial version of McAfee VirusScan with its "Air-Edge" remote modem card.
          -- Netscape now includes McAfee VirusScan as an opt-in offering in the new browser they released in May.
          -- OpenWave Systems partnered with McAfee to enable operators to provide an anti-virus offering to mobile subscribers across the highest risk messaging and data services.
          -- Bitfone now will offer an embedded scanning engine as part of their Device Management solution, allowing mobile operators to detect, recover from and prevent security threats to mobile phone software such as viruses, worms, auto-dialers, and spyware.

     -- Through the strategic partnership with NTT DoCoMo, McAfee VirusScan mobile technology has been deployed across 17 handset models from six different manufacturers. As of June 30, over nine million handsets have been shipped integrated with the McAfee VirusScan mobile technology.
     --   McAfee continued to enhance its channel programs in the quarter with:
          -- The addition of 1,800 members in the McAfee SecurityAlliance global partner program since the launch in October 2004. McAfee has more than 260 ElitePartners and PremierPartners globally.
          -- The launch of McAfee SecurityAlliance eXchange (MAX), an enhanced partner website, offers new functionality and valuable resources for McAfee SecurityAlliance members. The new website offers partners access to pre-qualified leads, renewal data and order status information. It also serves as a collaboration platform for partners to manage McAfee opportunities and to communicate directly with the McAfee channel and sales account teams.
          -- The introduction of a new partner rewards program in North America that provides additional compensation to high revenue producing partner representatives. The program was first rolled out in the EMEA region in the fourth quarter of 2004 and in the second quarter of 2005 increased deal registration by 30%.
          -- Expanded distribution of its intrusion prevention technology to the SMB reseller networks of Ingram Micro US and TechData US. With more than 1,000 new solution providers available in North America to offer these products to SMB's across the country, McAfee is eager to meet the ever-evolving needs of this market with best of breed IT security solutions.
     -- McAfee products received industry accolades in the quarter. For example:
          -- For the sixth straight quarter, McAfee IPS was named the worldwide revenue market share leader for network based in-line intrusion prevention for Q1 2005 by Infonetics Research. McAfee has been first or tied for first in the network IPS market since Q4 of 2003.
          -- eWeek conducted a review of anti-spyware products and tested McAfee VirusScan Enterprise 8.0i with the anti-spyware module against McAfee's two largest anti-virus competitors. eWeek found the McAfee solution to have "vastly superior anti-spyware detection and cleaning capabilities, combined with the best management and reporting tools among these products, making it the only integrated solution we can recommend as a front-line anti-spyware defense."
          -- McAfee was recognized as a Leader in the June 2005 report, "Forrester Wave: Client Security Suites: Q2 '05," for its full client security portfolio, robust management features and strong architecture. According to the report, McAfee offers the most comprehensive client security solution and was the only company in the report that had full host-based intrusion prevention
               (IPS). McAfee was also the only vendor to receive Leader placement across all three of the Forrester categories for the Waves.
          -- McAfee was awarded the Aberdeen seal for "2005 Best Security Practices" for helping a major security solution provider operate at best-in-class security levels. McAfee was recognized in the Aberdeen "Security Best Practices Report" for making security a strategic initiative for itself and its customers.

     -- McAfee achieved a significant IPS milestone in the quarter, announcing that the company has more than 1,000 unique IPS customers, a milestone that validates McAfee's global market leadership, execution and continued momentum of IPS customer adoption, and represents the broadest IPS deployment in the industry.
     --   McAfee delivered key customer wins in the quarter, including:
          -- Tyco selected McAfee Active Virus Defense as its company-wide anti- virus standard for workstations and servers.
          -- SAP, the world's leading provider of business software solutions, selected McAfee(R) Active VirusScan(R) for multi-layered protection against malicious threats.
          -- The Children's Hospital of Philadelphia purchased McAfee IntruShield to protect against external threats.
          -- In EMEA, Unisys Deutschland GmbH and Siemens Business Services selected McAfee Active Virus Defense to provide comprehensive protection.
          -- In Latin America, TECNOLOGICO DE MONTEREY selected McAfee Foundstone, Telgus selected McAfee Entercept, and SIMAN selected McAfee WebShield to protect their systems and networks.

     Conference Call Information
     -- The company will host a conference call today at 1:30 p.m. Pacific, 4:30 p.m. Eastern to discuss its quarterly results. Participants should call 888-790-2935 (U.S.) or 517-623-4381 (international), pass code: MFE.
     -- Attendees should dial in at least 15 minutes prior to the conference call.
     -- A replay of the call will be available until August 26, 2005 by calling 800-839-0815 (U.S.), or 203-369-3091 (international).
     -- A Web cast of the call may also be found on the Internet at: http://www.mcafee.com/earnings.

     About McAfee, Inc.
     McAfee, Inc., headquartered in Santa Clara, California and the global leader in Intrusion Prevention and Security Risk Management, delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions, and continuously track and improve their security. www.mcafee.com.

     NOTE: McAfee, VirusScan, ProtectionPilot, Virex, Foundstone, IntruShield, LinuxShield and ePolicyOrchestrator are registered trademarks or trademarks of McAfee, Inc. and/or its affiliates in the US and/or other countries. The color red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners.

     Disclosure Statements
     Non-GAAP net earnings and pro-forma operating margin exclude amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges, divestiture expense, in process research and development and reimbursements associated with the transition services agreement with Network General; non-GAAP net earnings assume an effective tax rate of 25%. McAfee's management uses non-GAAP net earnings and pro-forma operating results to evaluate the company's operating performance and believes that excluding these items enhances management's and its investors' ability to evaluate McAfee's comparable historical operating results. McAfee's management believes that all disclosures are adequate to make the information presented not misleading.

     McAfee is unable to provide a non-GAAP to GAAP reconciliation of projected third quarter and full year 2005 net earnings and net earnings per share. Among other reasons, such amounts are not known or cannot be reasonably estimated at this time or, in the case of stock options, the amount of any compensation charge (credit) related to stock options depends on changes in the trading price of McAfee's common stock.

     McAfee estimates that every $1 increase, if any, in its stock price from the price on June 30, 2005, will increase its third quarter stock-based compensation charge by approximately $0.5 million, assuming that outstanding options subject to variable accounting remain constant. With respect to the other items, it is estimated that (i) for the third quarter of 2005 and the remainder of 2005 restructuring charges will be in the range of $0.1 million to $2.0 million based on decisions made prior to the first quarter of 2005 for which the actions will occur in 2005 but excluding additional restructuring activities that may be taken after June 30, 2005, (ii) for the third quarter 2005 and the remainder of 2005 amortization expense will be approximately $2.7 million and $5.4 million on intangibles and trademarks, and $3.9 million and $7.8 million on purchased technology and (iii) for the third quarter of 2005 and the remainder of 2005 other payments related to the IntruVert, Foundstone and Wireless Security Corporation acquisitions will be approximately $1.2 million and $2.1 million. The estimate for amortization expense does not include any future impairment of intangible assets with respect to previous acquisitions nor does it include any intangible assets that may be acquired through future acquisitions.

     Forward-Looking Statements
     The foregoing contains forward-looking statements which include those regarding expected operating results for the third quarter of 2005 and full-year 2005; McAfee's continued commitment to the channel and its channel partners; new product introductions and related product benefits; estimates for certain charges for the third quarter of 2005 and full year of 2005; and anticipated benefits of its partnerships. Actual results could vary perhaps materially and the expected results may not occur. McAfee may not succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers' needs or expectations. McAfee's business, including its sales force and internal finance and IT operations, may be disrupted or otherwise strained due to company cost saving measures. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations and macro and other economic conditions both in the U.S. and internationally; successful sales force coordination and execution; attracting and retaining qualified sales force and other personnel; and successful development, introduction and adoption by customers of new products and enhancements that meet customer demand. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its annual report on form 10-K for the year ended December 31, 2004 and its quarterly reports filed on Form 10-Q.

     Introduction to Tables
     Non-GAAP net earnings and pro-forma operating margin exclude amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges, divestiture expense, in process research and development and reimbursements associated with the transition services agreement with Network General.

                          McAFEE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                        June 30,        December 31,
                                                          2005              2004
                                                     --------------    --------------
Assets:
   Cash and marketable securities                    $    1,072,905    $      924,681
   Restricted cash                                              624               617
   Accounts receivable, net                                  95,656           137,520
   Prepaid expenses, income taxes and
    other current assets                                    112,262           103,687
   Property and equipment, net                               87,776            91,715
   Deferred taxes                                           440,108           421,063
   Goodwill, intangibles and other
    long term assets, net                                   554,068           558,393
         Total assets                                $    2,363,399    $    2,237,676

Liabilities:
   Accounts payable                                  $       26,358    $       32,891
   Accrued liabilities                                      234,311           197,368
   Deferred revenue                                         641,461           601,373
   Accrued taxes and other long term
    liabilities                                             181,942           204,796
         Total liabilities                                1,084,072         1,036,428

Stockholders' equity:
   Common stock                                               1,668             1,623
   Treasury stock                                           (47,351)               --
   Additional paid-in capital                             1,226,584         1,178,855
   Deferred stock-based compensation                           (814)           (1,777)
   Accumulated other comprehensive
    income                                                   26,386            27,361
   Retained earnings (Accumulated
    deficit)                                                 72,854            (4,814)
         Total stockholders' equity                       1,279,327         1,201,248
         Total liabilities and
          stockholders' equity                       $    2,363,399    $    2,237,676

                          McAFEE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                                Three Months Ended               Six Months Ended
                                                     June 30,                        June 30,
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
Net revenue                                $    245,382    $    225,678    $    481,109    $    444,756

Cost of net revenue                              32,970          34,288          67,777          68,087
Amortization of purchased
 technology                                       3,886           3,276           7,736           6,669

   Gross profit                                 208,526         188,114         405,596         370,000

Operating costs:

   Research and development (1)                  44,884          44,346          83,114          89,725

   Marketing and sales (2)                       76,137          96,114         147,321         189,072

   General and administrative (3)                29,542          34,438          61,271          60,517

   Reimbursement from transition
    services agreement                              (31)             --            (359)             --

   (Gain) loss on sale/disposal of
    assets and technology                          (970)            274            (711)        (45,404)

   Litigation reimbursement                          --          (5,890)             --         (24,991)

   Amortization of intangibles                    3,705           3,516           7,233           7,089

   Restructuring charges (4)                      3,676             824           5,972           3,160

   In Process R&D                                 4,000              --           4,000              --

   Restatement costs                                 --              --              --            (250)

   Divestiture expense                              201             803             789             803

   Acquisition retention bonuses
    and severance                                 1,393             630           2,856           2,040

     Total operating costs                      162,537         175,055         311,486         281,761

   Income from operations                        45,989          13,059          94,110          88,239

Interest and other income, net (4)                4,584           3,047           8,896           7,786
Interest expense on convertible
 debt                                                --          (2,137)             --          (2,878)
Gain on sale of securities                           --              --              --             246

   Income before provision for
    income taxes                                 50,573          13,969         103,006          93,393

Provision for income taxes                        8,875           3,769          25,338          25,223

   Net income                              $     41,698    $     10,200    $     77,668    $     68,170

Net income per share - basic               $       0.25    $       0.06    $       0.48    $       0.42
Net income per share - diluted (5)         $       0.25    $       0.06    $       0.46    $       0.40

Shares used in per share
 calculation - basic                            163,560         160,313         163,240         161,800
Shares used in per share
 calculation - diluted                          167,379         163,925         167,344         184,705

     (1) Includes stock-based compensation (benefits) charges of $1,264 and $258 for the three months ended June 30, 2005 and 2004, respectively and $(1,239) and $1,572 for the six months ended June 30, 2005 and 2004, respectively.

     (2) Includes stock-based compensation (benefits) charges of $444 and $51 for the three months ended June 30, 2005 and 2004, respectively and $(291) and $687 for the six months ended June 30, 2005 and 2004, respectively.

     (3) Includes stock-based compensation charges of $660 and $131 for the three months ended June 30, 2005 and 2004, respectively and $606 and $407 for the six month ended June 30, 2005 and 2004, respectively.

     (4) Interest Expense related to restructuring of $142 and $288 for the three and six months ended June 30, 2004 has been reclassifed out of Interest and other income into Restructuring charges in 2004 to conform with 2005 presentation.

     (5) In computing net income per share on a diluted basis for the six months ended June 30, 2004 net income has been increased by $6,015 for the after-tax amount of interest expense recognized in the period associated with the dilutive convertible securities. The shares used in net income per share on a diluted basis includes an additional 19.1 million shares in the six months ended June 30, 2004, that would have been outstanding if the diluted securities had been converted as of the beginning of the period. The convertible debt was redeemed on August 20, 2004.

                          McAFEE, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                                Three Months Ended               Six Months Ended
                                                     June 30,                        June 30,
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
Net revenue                                $    245,382    $    225,678    $    481,109    $    444,756

Cost of net revenue                              32,970          34,288          67,777          68,087
Amortization of purchased
 technology                                          --              --              --              --

  Gross profit                                  212,412         191,390         413,332         376,669

Operating costs:

  Research and development                       43,620          44,088          84,353          88,153

  Marketing and sales                            75,693          96,063         147,612         188,385

  General and administrative                     28,882          34,307          60,665          60,110

  Reimbursement from
   transition services
   agreement                                         --              --              --              --

  (Gain) loss on sale/disposal
   of assets and technology                          --              --              --              --

  Litigation reimbursement                           --              --              --              --

  Amortization of intangibles                        --              --              --              --

  Restructuring charges (1)                          --              --              --              --

  In Process R&D                                     --              --              --              --

  Restatement costs                                  --              --              --              --

  Divestiture expense                                --              --              --              --

  Acquisition retention
   bonuses and severance                             --              --              --              --

  Total operating costs                         148,195         174,458         292,630         336,648

Income from operations                           64,217          16,932         120,702          40,021

Interest and other income,
 net (1)                                          4,584           3,047           8,896           7,786
Interest expense on
 convertible debt                                    --              --              --              --
Gain on sale of securities                           --              --              --              --

  Income before provision for
   income taxes                                  68,801          19,979         129,598          47,807

Provision for income taxes                       17,200           4,995          32,400          11,952

  Pro forma net income                     $     51,601    $     14,984    $     97,198    $     35,855

Net income per share - diluted             $       0.31    $       0.08    $       0.58    $       0.19

Shares used in per share
 calculation - diluted (2)                      167,379         183,017         167,344         184,705

     (1) Interest Expense related to restructuring of $142 and $288 for the three and six months ended June 30, 2004 has been reclassifed out of Interest and other income into Restructuring charges in 2004 to conform with 2005 presentation.

     (2) The above per share calculations treat outstanding convertible debt on an as-converted basis, resulting in an increase of 19.1 million shares for the three and six months ended June 30, 2004. The convertible debt was redeemed on August 20, 2004.

     The accompanying reconciliation of pro forma condensed consolidated statements of income to the condensed consolidated statements of income is an integral part of the above pro forma financial information. The Company believes that the above pro forma information is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating results and other financial information as determined under accounting principles generally accepted in the United States of America.

                          McAFEE, INC. AND SUBSIDIARIES
     RECONCILIATION OF CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
               TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                                Three Months Ended               Six Months Ended
                                                     June 30,                        June 30,
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
McAfee, Inc. Pro forma net income          $     51,601    $     14,984    $     97,198    $     35,855

 Provision for income taxes                      17,200           4,995          32,400          11,952

McAfee, Inc. pro forma income before
 provision for income taxes                      68,801          19,979         129,598          47,807

 Amortization of purchased technology            (3,886)         (3,276)         (7,736)         (6,669)

 Stock compensation (charge) benefit             (2,368)           (440)            924          (2,666)

 Reimbursement from transition
  services agreement                                 31              --             359              --

 Gain (loss) on sale/disposal of
  assets and technology                             970            (274)            711          45,404

 Litigation reimbursement                            --           5,890              --          24,991

 Amortization of intangibles                     (3,705)         (3,516)         (7,233)         (7,089)

 Restructuring charges                           (3,676)           (824)         (5,972)         (3,160)

 In Process R&D                                  (4,000)             --          (4,000)             --

 Restatement costs                                   --              --              --             250

 Divestiture expense                               (201)           (803)           (789)           (803)

 Acquisition retention bonuses and
  severance                                      (1,393)           (630)         (2,856)         (2,040)

 Interest expense on convertible debt                --          (2,137)             --          (2,878)

 Gain on sale of securities                          --              --              --             246

McAfee, Inc. income before provision
 for income taxes                          $     50,573    $     13,969    $    103,006    $     93,393

 Provision for income taxes                       8,875           3,769          25,338          25,223

McAfee, Inc. Consolidated net income       $     41,698    $     10,200    $     77,668    $     68,170

McAfee, Inc.
Revenue by Product Family
(in thousands)

                                                    Q2'05                       Q1'05                      Q4'04
                                           -----------------------    ------------------------    -----------------------
McAfee                                     $  245,207          100%   $  234,051            99%   $  242,469           99%

McAfee Corporate                           $  128,963           53%   $  132,924            56%   $  150,937           62%
  - Enterprise                                 72,072           29%       72,461            31%       92,307           38%
  - SMB
                                               56,891           23%       60,462            26%       58,631           24%

McAfee Consumer                            $  116,243           47%   $  101,127            43%   $   91,532           37%
      - McAfee.com                             88,582           36%       75,041            32%       61,789           25%
      - Retail                                 27,661           11%       26,086            11%       29,742           12%

Divested Business
      - NAI Labs                                  175            0%        1,676             1%        1,684            1%
      - Sniffer                                    --            0%           --             0%           --            0%
      - Magic                                      --            0%           --             0%           --            0%
      - PGP                                        --            0%           --             0%           --            0%

Total MFE                                  $  245,382          100%   $  235,727           100%   $  244,153          100%

                                                    Q3'04                       Q2'04                      Q1'04
                                           -----------------------    ------------------------    -----------------------
McAfee                                     $  209,910           95%   $  185,411            82%   $  172,613           79%

McAfee Corporate                           $  118,198           53%   $  116,458            52%   $  125,633           57%
  - Enterprise                                 63,758           29%       67,067            30%       59,224           27%
  - SMB                                        54,440           25%       49,391            22%       66,409           30%

McAfee Consumer                            $   91,712           41%   $   68,953            31%   $   46,980           21%
      - McAfee.com                             56,518           26%       46,514            21%       41,524           19%
      - Retail                                 35,194           16%       22,439            10%        5,456            2%

Divested Business
      - NAI Labs                                1,536            1%        1,830             1%        1,360            1%
      - Sniffer                                10,187            5%       38,438            17%       42,253           19%
      - Magic                                      --            0%           --             0%        2,850            1%
      - PGP                                        --            0%           --             0%           --            0%

Total MFE                                  $  221,633          100%   $  225,679           100%   $  219,077          100%

McAfee, Inc.
Bookings by Product Family
(in thousands)

                                                    Q2'05                       Q1'05                      Q4'04
                                           -----------------------    ------------------------    -----------------------
McAfee                                     $  317,466          100%   $  281,041           100%   $  315,579          100%

McAfee Corporate                           $  177,805           56%   $  148,938            53%   $  190,682           60%
- Enterprise                                  101,251           32%       81,596            29%      119,678           38%
- SMB                                          76,554           24%       67,342            24%       71,004           22%

McAfee Consumer                            $  139,661           44%   $  132,103            47%   $  124,897           40%
- McAfee.com                                  113,866           36%      100,611            36%       81,923           26%
- McAfee Retail                                25,795            8%       31,492            11%       42,974           14%

Divested Business                                  --            0%           --             0%           --            0%
- Sniffer                                          --            0%           --             0%           --            0%
- Magic                                            --            0%           --             0%           --            0%
- PGP                                              --            0%           --             0%           --            0%

Total MFE                                  $  317,466          100%   $  281,041           100%   $  315,579          100%

                                                    Q3'04                       Q2'04                      Q1'04
                                           -----------------------    ------------------------    -----------------------
McAfee                                     $  250,883           99%   $  266,010            87%   $  222,865           86%

McAfee Corporate                           $  133,042           53%   $  161,662            53%   $  135,698           52%
- Enterprise                                   70,925           28%       95,709            31%       64,472           25%
- SMB                                          62,117           25%       65,953            21%       71,226           27%

McAfee Consumer                            $  117,841           46%   $  104,348            34%   $   87,167           34%
- McAfee.com                                   82,071           32%       73,402            24%       62,041           24%
- McAfee Retail                                35,770           14%       30,946            10%       25,126           10%

Divested Business                               1,511            1%       41,362            13%       36,570           14%
- Sniffer                                       1,511            1%       41,427            13%       33,996           13%
- Magic                                            --            0%          (65)            0%        2,574            1%
- PGP                                              --            0%           --             0%           --            0%

Total MFE                                  $  252,394          100%   $  307,372           100%   $  259,435          100%

SOURCE  McAfee, Inc.
    -0-                             07/28/2005
    /CONTACT: Press: Dana Lengkeek, +1-408-346-5184, or Investors: Kelly Blough, +1-408-346-3481, both of McAfee, Inc./
    /Web site:  http://www.mcafee.com /